UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2021

ENVIRONMENTAL CONTROL CORP.
.(Exact name of registrant as specified in its charter)

Nevada	005-87948	20-3626387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3209, South Building, Building 3 No. 39 Hulan West Road Baoshan District Shanghai, PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +18621601569

2201 Dongfang Square, Dongsheng District,
Beijing PRC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item - 5.01 Change of Control of Registrant.

On June 29, 2021, Lili Xin, our Chief Executive Officer, Chief Financial Officer, director and principal stockholder of the Company (“Ms. Xin”), and Wang Fei (“Mr. Wang”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Ms. Xin agreed to sell to Mr. Wang 80,000,000 shares of Common Stock registered in her name (the “Shares”), representing 59% of the outstanding shares of common stock in the Company, at a purchase price of Three Hundred Fifty Thousand Dollars ($350,000). The seller relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to Mr. Wang. The funds came from the personal funds of Mr. Wang, and was not the result of a loan. The closing occurred August 10, 2021.

In connection with such sale, Lili Xin, our current CEO, President and CFO resigned from her positions as the sole director and executive officer of the Company. Concurrently therewith, Mr. Wang appointed to serve as the sole executive officer and director of the Company.

Item - 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure provided under Item 5.01 above is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Control Corp.

Date: August 10, 2021	By:	/s/ Wang Fei
Chief Executive Officer

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